INVESTMENT AND REPRESENTATION LETTER


         The undersigned is to receive 75,000 restricted shares of the common stock of InMedica Development Corporation, ("InMedica") a Utah Corporation, in connection with his employment as President and Chief Executive Officer of InMedcia. In connection with the issuance and as an inducement to InMedica to issue the shares, the undersigned represents, warrants, acknowledges and agrees as follows:

                  1. The Shares have not been registered with the Securities and Exchange Commission or any state regulatory authority and are "restricted securities" and will be subject to a restrictive legend substantially in the following form which legend shall be typed or printed on the certificate representing the Shares:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933. The securities may not be offered, sold, transferred or pledged in the absence of registration or the prior written opinion of counsel satisfactory to the issuer as to availability of an exemption from registration under applicable law. The Company may deny requests for transfer absent compliance with these restrictions.

            The undersigned consents to the placement of the legend on the shares.

                  2. The Shares are being issued in a private transaction from InMedica to the undersigned in reliance upon exemptions from the registration provisions of the securities laws.

                  3. There is presently only a limited public market for the shares of InMedica and there is no assurance that the market will persist in the future. The Shares are of speculative value and may be of no value in the future.

                  4. InMedica presently has no active operations except limited research and development activity with respect to its non-invasive hematocrit device. There is no assurance that the Company will be successful in developing a device capable of measuring hematocrit or that such a device can be successfully commercialized, if developed. InMedica's historical source of royalty revenue is not expected to continue after the year 1999 and InMedica has negligible captial and liquidity. There is no assurance that InMedica will be able to continue as a going concern in the future.

                  5.  The  undersigned   acknowledges   receipt  of  a  copy  of
         InMedica's report on Form 10KSB for the year ended December 31, 1998 and Form 10QSB for the quarter ended September 30, 1999.


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                  6.  The  undersigned  further  acknowledges  that  he has  had opportunity to investigate the business and affairs of InMedica to his satisfaction and represents that he is aware of every fact he deems material in relation to the acceptance of the InMedica stock as part of a his compensation bonus.

                  7. The undersigned agrees to accept the stock with investment intent and to avoid any resale of the shares except as permitted by law.


DATE: December 1, 1999                    /s/Ralph Henson
      ----------------                    ---------------
                                          Ralph Henson


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